UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: October 16, 2017

DATE OF REPORT: October 24, 2017

CORIX BIOSCIENCE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

16772 West Bell Road, Suite 110-471 in Surprise, Arizona 85374

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

18662 MacAurther Boulevard, Suite 200 in Irvine, California 92612

(ADDRESS OF FORMER PRINCIPAL EXECUTIVE OFFICES)

34225 N. 27th Drive, Building 5, Suite 238 in Phoenix, Arizona 85085

(ADDRESS OF FORMER PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Pharmaceutical Development Company (Pty), Ltd.

On November 6, 2017, Corix Bioscience, Inc., a Wyoming corporation (the “Company”), and David Lamont Manaway and Juhuru Holdings, Ltd. (collectively, the “Selling Shareholders”), closed on their Agreement for Sale of Shares of Pharmaceutical Development Company (Pty), Ltd., a company incorporated under the laws of the Kingdom of Lesotho (“PDC”). The transaction had been approved by the Board of Directors on October 30, 2017. In consideration for the issuance of 1,300,000 shares of restricted common stock in the Company and $200,000, the Company acquired 1,000 shares of common stock from the Selling Shareholders resulting in PDC being a wholly-owned subsidiary of the Company. The shares were issued to the Selling Shareholders, or their designees under the Agreement for Sale of Shares, as follows: (a) Sentinelle Global Investments (Pty) Ltd. (544,380 shares), (b) David Lamont Manaway (294,728 shares), (c) Clifford Elphick (263,250 shares) and (d) Maria Elisabeth Findt (197,642 shares).

There is no material relationship between the Company, and PDC or the Selling Shareholders, or their respective designees. Our Chairman of the Board – Michael Ogburn, shall be the registered director of PDC in the Lesotho; however, pursuant to the Company’s Bylaws, the Board of Directors shall make any and all business decisions associated with PDC. The reader is directed to the exhibits for the executed version of the Agreement for Sale of Shares.

Consulting Agreement (Cheelegal (Pty) Ltd.

On November 1, 2017, the Company entered into a Consulting Agreement with Cheelegal (Pty), Ltd., a South African corporation (“Cheelegal”) to advise it on the above-referenced transaction with the Selling Shareholders and PDC, and on other potentially similar opportunities. The term of the Consulting Agreement is for six months. Cheelegal is to be issued 700,000 shares of restricted common stock in the Company by or before November 16, 2017. The Company anticipates that these shares will be timely issued. If not, the Company will amend this disclosure on Form 8-K accordingly. There is no material relationship between the Company and Cheelegal, or their respective control persons. The reader is directed to the exhibits for the executed version of the Agreement.

Consulting Agreement (Firm Trench Capital (Pty), Ltd.)

On October 31, 2017, the Company entered into a Consulting Agreement with Firm Trench Capital (Pty), Ltd., a company incorporated in South Africa doing business in Rivonia, Sandton (“Firm Trench”). Similar to Cheelegal, Firm Trench provided general business advisory services on the above-referenced transaction with the Selling Shareholders and PDC, and on other potentially similar opportunities. The term of the Consulting Agreement is for six months. Firm Trench was issued 700,000 shares of restricted common stock in the Company on November 17, 2017. There is no material relationship between the Company and Firm Trench, or their respective control persons. The reader is directed to the exhibits for the executed version of the Agreement.

Consulting Agreement (Hermosa Capital Management, Inc.)

On October 31, 2017, the Company entered into a Consulting Agreement with Hermosa Capital Management, Inc., a California corporation (“Hermosa”) for Hermosa to provide general business advisory services outside of the facilitation of the sale of securities, i.e. general business advisory services, due diligence services and merger research. The term of the Consulting Agreement is for six months commencing on November 1, 2017. Hermosa was issued 700,000 shares of restricted common stock in the Company on November 7, 2017. There is no material relationship between the Company and Hermosa, or their respective control persons. The reader is directed to the exhibits for the executed version of the Agreement.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

The Company issued a press release regarding the acquisition of PDC on November 7, 2017.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
10.1	Investor Agreement for Sale of Shares (PDC)
10.2	Consent of Board of Directors
10.3	Consulting Agreement (Cheelegal (Pty) Ltd.)
10.4	Consulting Agreement (Firm Trench Capital (Pty), Ltd.)
10.5	Consulting Agreement (Hermosa Capital Management, Inc.)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:	/s/ Michael Ogburn
Name:	Michael Ogburn
Title:	Chief Executive Officer and President

Dated:	November 7, 2017

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